UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

CUTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.
Brisbane, California	94005
(Address of principal executive offices)	(Zip Code)

(415) 657-5500

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the RSA, DIP Credit Agreement, and Backstop Commitment Agreement (each as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On March 5, 2025 (the “Petition Date”), Cutera, Inc., a Delaware corporation (“Cutera”) and Crystal Sub, LLC, a Texas limited liability company and wholly owned subsidiary of Cutera (“Crystal” and together with Cutera, the “Debtors” and, the Debtors together with certain affiliates, the “Company”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), commencing cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”). The Debtors have requested to have the Chapter 11 Cases jointly administered under caption In re Cutera, Inc. et al. The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that is intended to facilitate the Company’s ability to continue its ordinary course operations. In addition, the Debtors filed with the Bankruptcy Court a motion seeking approval of the Company’s entry into a debtor-in-possession financing facility on the terms and conditions set forth in the DIP Credit Agreement (as defined below). Additionally, the Debtors filed with the Bankruptcy Court a motion seeking approval of an Equity Rights Offering and entry into a Backstop Commitment Agreement (each as defined below).

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://veritaglobal.net/cutera, a website administered by the Debtors’ claims agent, Kurtzman Carlson Consultants, LLC d/b/a Verita Global. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

Restructuring Support Agreement

On March 4, 2025, prior to the commencement of the Chapter 11 Cases, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules attached thereto, the “RSA”) with certain holders of senior notes issued prior to the Petition Date (the “Ad Hoc Committee of Consenting Senior Noteholders”). Collectively, the Ad Hoc Committee of Consenting Senior Noteholders hold approximately 74% of the aggregate amount of the Debtors’ prepetition senior notes issued under the Debt Documents (as defined below) and claims related thereto (the “Senior Notes Claims”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA or elsewhere in this Current Report on Form 8-K.

Pursuant to the RSA, the Debtors and the Ad Hoc Committee of Consenting Senior Noteholders have agreed to principal terms of a restructuring (the “Restructuring”) that include the following:

a)

an equitization of approximately $429.1 million of Senior Notes Claims, subject to dilution by, among other things, the Reorganized Common Equity issued pursuant to the Equity Rights Offering and the Management Incentive Plan;

b)	a $25 million DIP Facility (as defined below);

c)

an Exit Facility consisting of (a) conversion term loans in an aggregate amount equal to the principal amount of term loans outstanding under the DIP Facility on the Effective Date (including upfront payment and repayment premiums), plus (b) a $10 million new money term loan with delayed draw loan capacity available upon emergence from bankruptcy;

d)

a $30 million equity rights offering (the “Equity Rights Offering”) backstopped by the Consenting Senior Noteholders pursuant to the Backstop Commitment Agreement (as defined below) by which holders of Senior Notes Claims can purchase common equity (“Reorganized Common Equity”) in the reorganized Cutera;

e)

a procedure by which holders of Senior Notes Claims can exchange their Senior Notes Claims for cash (the “Common Equity Convenience Buyout”) in lieu of receiving the Reorganized Common Equity that they would have otherwise received, with amounts backstopped by the Consenting Senior Noteholders pursuant to the Backstop Commitment Agreement (as defined below); and

f)	the pursuit and consummation of the Plan that embodies the Restructuring (including the cancellation of all existing equity interests of Cutera pursuant to the Plan.

The RSA contains various milestones, including the following (each individually, a “RSA Milestone” and collectively, the “RSA Milestones”), which include the dates by which the Debtors are required to, among other things, commence the Chapter 11 Cases, obtain certain orders of the Bankruptcy Court and consummate the Restructuring. Among other dates, the RSA and the RSA Milestones contemplate that:

1.	On the Petition Date, the Debtors shall have filed the Plan, Disclosure Statement, First Day Pleadings, and Solicitation Materials;

2.

By no later than five (5) days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties;

3.

By no later than five (5) days after the Petition Date, the Bankruptcy Court shall have entered an order (i) conditionally approving the Disclosure Statement and (ii) authorizing the distribution of the Solicitation Materials;

4.

By no later than thirty-five (35) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Final DIP Order and (ii) the Equity Rights Offering Backstop Commitment Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties;

5.

By no later than fifty (50) days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Required Consenting Senior Noteholders and the Company Parties; and

6.	By no later than sixty-five (65) days after the Petition Date, the Plan Effective Date shall have occurred.

The RSA also provides that the RSA may be terminated by the Consenting Senior Noteholders who own or control at least 50.1% of the aggregate outstanding principal amount of the Senior Notes Claims (the “Required Consenting Senior Noteholders”) upon the occurrence of certain events set forth therein. In particular, the Required Consenting Senior Noteholders may terminate the RSA for, among other things, failure of the Debtors to meet an RSA Milestone or any occurrence of an “Event of Default” under the DIP Facility that has not been waived or timely cured or termination of the Backstop Commitment Agreement. The Debtors may terminate the RSA upon the occurrence of certain events set forth therein, including in the event the board of directors, board of managers or such similar governing body of either Cutera or Crystal determines, after consulting with counsel, (i) that proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal.

Although the Debtors intend to pursue the Restructuring, there can be no assurance that the Debtors will be successful in completing the Restructuring or any other similar transaction on the terms set forth in the RSA or at all. The RSA includes customary representations and warranties and various customary covenants of the Debtors and the Consenting Senior Noteholders. Those covenants include, among other things, that the Consenting Senior Noteholders will support the Restructuring, including by voting in favor of any matter required to implement the Restructuring (including voting in favor of the Plan) and not opting-out of certain Releases provided in the Plan, use commercially reasonable efforts to cooperate with and assist the Debtors in obtaining support for the Restructuring, negotiate in good faith and execute and implement the Definitive Documents related to the Restructuring, and in their respective capacities as DIP Lender or Consenting Exit Facility Lender, satisfy their applicable obligations under the DIP Facility and/or Exit Facility. Likewise, the Debtors have covenanted, among other things, to take all steps reasonably necessary and desirable to consummate the Restructuring.

In addition, the transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated on the expected terms, if at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The representations, warranties and covenants contained in the RSA have been made solely for the purpose of such agreement and as of specific dates, for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) may have been qualified by confidential disclosures exchanged between the parties, (ii) are subject to materiality qualifications contained in the agreements which may differ from what may be viewed as material by investors, and (iii) have been included in the agreements for the purpose of allocating risk between the contracting parties rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of actual facts or circumstances, and the subject matter of representations and warranties may change after the date as of which such representations or warranties were made. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in Cutera’s public disclosures.

Commencement of Solicitation

On March 4, 2025, in accordance with the RSA, the Debtors commenced solicitation of the votes necessary to approve the Debtors’ prepackaged chapter 11 plan of reorganization (the “Plan”) and effectuate the transactions contemplated thereby, including by distributing the Plan, a disclosure statement relating to the Plan (the “Disclosure Statement”), and other solicitation materials to certain eligible holders of claims against the Debtors that were entitled to vote on the Plan pre-petition. The Debtors will seek approval from the Bankruptcy Court to continue soliciting votes on the Plan from all holders of Senior Notes Claims post-petition.

This Current Report on Form 8-K is not an offer or a solicitation with respect to any securities or a solicitation of acceptances of a chapter 11 plan within the meaning of Section 1125 or Section 1126 of the Bankruptcy Code. Any such offer or solicitation will comply with all applicable securities laws and/or provisions of the Bankruptcy Code. A copy of the Disclosure Statement (including the Plan and other exhibits attached thereto), is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court, Cutera (the “DIP Borrower”) and certain of its subsidiaries (collectively, the “Loan Parties”) expect to enter into that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “DIP Lenders”) and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “DIP Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K shall have the meanings given to them in the DIP Credit Agreement or elsewhere in this Current Report on Form 8-K. Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein and subject to approval from the Bankruptcy Court, to make available to the DIP Borrower a $25 million superpriority senior secured debtor-in-possession term loan facility (the “DIP Facility”), which shall consist of:

a)	$15 million in term loan commitments in respect of Initial Draw T-1 Loans to be made in a single draw on the Initial Draw T-1 Availability Date; and

b)	$10 million in delayed draw term loan commitments in respect of Delayed Draw T-2 Loans to be made on or after the Delayed Draw T-2 Availability Date.

The proceeds of the Initial Draw T-1 Loans and the Delayed Draw T-2 Loans will be used, subject to Bankruptcy Court approval, in accordance with the Approved Budget and the Interim Order and the Final Order to (i) pay fees, costs and expenses related to the Chapter 11 Cases, and (ii) for working capital and general corporate purposes of the Borrower.

Borrowings under the DIP Facility will bear interest at the rate of, at the election of the Company Parties, (i) Term SOFR plus 9.50% or (ii) ABR + 8.50%. The DIP Borrower will also make (x) an upfront payment in an amount equal to 5.50% of the aggregate principal amount of the Initial Draw T-1 Commitment on the Closing Date, (y) an upfront payment in an amount equal to 5.50% of the aggregate principal amount of the Delayed Draw T-2 Commitment on the Delayed Draw T-2 Availability Date, and (z) a Repayment Premium payable in cash in an amount equal to 3.50% multiplied by the aggregate principal amount of the Loans prepaid or repaid or following acceleration of the Loans; provided that the Repayment Premium may be paid-in-kind upon the conversion of the Loans into the Exit Facility.

The DIP Credit Agreement is secured by substantially all of the assets of the Loan Parties.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Loan Parties’ and their subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Credit Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement, including the failure of any Loan party to violate any term in the Interim DIP Order or Final DIP Order.

The DIP Credit Agreement has a scheduled maturity date occurring four months after the Closing Date (the “Scheduled Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of: (i) the Scheduling Maturity Date, (ii) the effective date of any plan of reorganization under chapter 11 of the Bankruptcy Code for the Borrower or any other Debtor, (iii) consummation of a sale or other disposition of all or substantially all assets of the Debtors, taken as a whole, under section 363 of the Bankruptcy Code, (iv) the date of acceleration or termination of the DIP Facility in accordance with the terms of the DIP Credit Agreement, and (v) 35 days from the Petition Date (or such later date as agreed to by the Required Lenders), unless the Final DIP Order has been entered by the Bankruptcy Court on or prior to such date.

Each draw contemplated by the DIP Credit Agreement is subject to and conditioned upon the satisfaction of customary conditions precedent for debtor-in-possession loan arrangements of this type.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a substantially final form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Backstop Commitment Agreement

On March 4, 2025 the Company entered into that certain Backstop Commitment Agreement (the “Backstop Commitment Agreement”) with members of the Ad Hoc Committee of Consenting Senior Noteholders (the “Backstop Parties”). Pursuant to the terms of the Backstop Commitment Agreement, the Backstop Parties have agreed to (a) fully backstop the Equity Rights Offering and (b) provide up to $7,040,000 (the “Common Equity Convenience Buyout Cap”) for holders of Senior Notes Claims who elect to participate in the Common Equity Convenience Buyout and receive cash in lieu of Reorganized Common Equity, in accordance with the terms of the Plan (the “Senior Notes Claim Cash Option”). Each Backstop Party’s obligation to backstop the Equity Rights Offering and fund the Common Equity Convenience Buyout is a several obligation (as opposed to a joint and several obligation).

In exchange for the Backstop Parties’ commitments to backstop the Equity Rights Offering, the Backstop Parties will collectively receive an amount equal to 10% of the total amount of the Equity Rights Offering (the “Backstop Premium”). The Backstop Premium will be payable either (i) on the date the Plan becomes effective (the “Effective Date”), in Reorganized Common Equity, or (ii) if the Backstop Commitment Agreement is terminated prior to the Effective Date, subject to the terms of the Backstop Commitment Agreement, in cash.

In exchange for the Backstop Parties’ commitments to fund the Common Equity Convenience Buyout, up to the Common Equity Convenience Buyout Cap, the Backstop Parties will collectively receive an amount equal to 10% of the Common Equity Convenience Buyout Cap (the “Common Equity Convenience Buyout Premium”). The Common Equity Convenience Buyout Premium will be payable either (i) on the Effective Date, in Reorganized Common Equity, or (ii) if the Backstop Commitment Agreement is terminated prior to the Effective Date, subject to the terms of the Backstop Commitment Agreement, in cash.

The Backstop Commitment Agreement includes customary representations and warranties, various customary covenants of the Company and the Backstop Parties and customary indemnification obligations. The transactions contemplated under the Backstop Commitment Agreement are subject to and conditioned upon, among other things, approval of the Backstop Commitment Agreement by the Bankruptcy Court.

The foregoing description of the Backstop Commitment Agreement is not complete and is qualified in its entirety by reference to the Backstop Commitment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following material debt instruments and agreements (the “Debt Documents”):

•

that certain Indenture, dated as of March 9, 2021, among Cutera as the issuer and Crystal as a guarantor and U.S. Bank National Association, as trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the requirements thereof, governing Cutera’s 2.25% Senior Notes due 2026;

•

that certain Indenture, dated as of May 27, 2022, among Cutera as the issuer and Crystal as a guarantor and U.S. Bank National Association, as trustee, as amended, restated, amended and restated supplemented or otherwise modified from time to time in accordance with the requirements thereof, governing Cutera’s 2.25% Senior Notes due 2028; and

•

that certain Indenture, dated as of December 12, 2022, among Cutera as the issuer and Crystal as a guarantor and U.S. Bank National Association, as trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the requirements thereof, governing Cutera’s 4.00% Senior Notes due 2029.

The Debt Documents provide that, as a result of the filing of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce payment obligations under the Debt documents are automatically stayed as a result of the Chapter 11 Cases and the noteholders’ rights in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

Press Release

On March 5, 2025, Cutera issued a press release announcing the filing of the Chapter 11 Cases and the Debtors’ entry into the RSA with the Ad Hoc Committee of Consenting Senior Noteholders. A copy of the press release is furnished hereto as Exhibit 99.2.

Cleansing Material

In connection with the foregoing transactions, Cutera engaged in confidential discussions and negotiations under Confidentiality Agreements (the “NDAs”) with the Ad Hoc Committee of Consenting Senior Noteholders (and advisors to the Ad Hoc Committee of Consenting Senior Noteholders). As part of such discussions and negotiations, Cutera provided such parties with the information in the presentation, furnished hereto as Exhibit 99.3 (the “Presentation”).

Pursuant to the NDAs, Cutera agreed, among other things, to publicly disclose certain information, including the information in the Presentation (the “Cleansing Material”), upon the occurrence of certain events set forth in the NDAs. The Cleansing Material was prepared solely to facilitate a discussion with the parties to the NDAs and were not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to Cutera. The Cleansing Material should not be regarded as an indication that Cutera or any third party considers the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. Neither Cutera nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Cleansing Material. However, no assurance can be given that any such transaction will occur at all. Any financial projections or forecasts included in Cleansing Material were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present Cutera’s financial condition in accordance with accounting principles generally accepted in the United States. Cutera’s independent accountants have not examined, compiled, or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that Cutera or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither Cutera nor any of its representatives has made or makes any representation to any person regarding the ultimate outcome of Cutera’s proposed Restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Item 7.01, including Exhibits 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of Cutera’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Cautionary Note Regarding Trading in Cutera’s Securities

Cutera cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Cutera’s securities may bear little or no relationship to the actual recovery, if any, by holders of Cutera’s securities in the Chapter 11 Cases. In particular, Cutera expects that its security holders will experience a significant or complete loss on their investment and that the Cutera’s common stock will be delisted from the Nasdaq Global Select Market.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	RSA dated as of March 4, 2025

10.2*	Form of DIP Credit Agreement

10.3*	Backstop Commitment Agreement

99.1	Disclosure Statement dated as of March 5, 2025

99.2	Press Release of Cutera, Inc. dated as of March 5, 2025

99.3	Presentation of Cutera, Inc. dated as of March 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request. In addition, certain portions of the exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. Cutera hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the SEC.

Safer Harbor Statements

Certain statements in this Current Report on Form 8-K, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements include but are not limited to express or implied statements regarding various matters including, but not limited to, statements regarding the Debtors’ continued operation of the business as “debtors-in-possession”; Cutera’s expectation to be granted “first day relief” and its impact on the ability to pay for continuing obligations, including, but not limited to, employee wages, materials, goods, services, taxes and insurance; Cutera’s expectation that the transactions contemplated by the RSA are consummated by the Bankruptcy Court on the terms outlined therein; Cutera’s expectation regarding the DIP Credit Agreement and the Bankruptcy Court’s approval thereof; Cutera’s expectation regarding entry into the Backstop Commitment Agreement and the Bankruptcy Court’s approval thereof and of the procedures for the Equity Rights Offering; statements regarding the amount of professional fees and other costs incurred in connection with the Chapter 11 Cases; and any assumptions underlying any of the foregoing. In some cases, you can identify forward-looking statements by the use of words such as, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions or the negative of these terms or similar expressions. Forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties, which are difficult to predict and may cause Cutera’s actual results to differ materially from the express or implied forward-looking statements herein. These forward-looking statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are several risks, uncertainties, and other important factors, many of which are beyond Cutera’s control, that could cause its actual results to differ materially from the forward-looking statements, including risks involved with Cutera’s ability to fund its planned operations for the next 12 months and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on Cutera’s business, financial condition, and results of operations; Cutera’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by entrance into the RSA and ultimately satisfying the conditions and RSA Milestones set forth therein; Cutera’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the Restructuring; Cutera’s ability to make the required payments under the agreements governing its current debt obligations; Cutera’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the effects of the Restructuring and the Chapter 11 Cases on Cutera and the interests of various constituents; risks and uncertainties associated with the Restructuring, including Cutera’s ability to receive approvals for debtor-in-possession financing and the Equity Rights Offering, finalization and receipt of the debtor-in-possession financing, the conditions to which the financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of Cutera’s control; obtain confirmation of the Plan and successfully consummate the Restructuring; Cutera’s ability to receive any required approvals of the Plan and the responses of its securityholders and other stakeholders, including those party to the Restructuring and the RSA; subject to the successful outcome of the Restructuring, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; as well as the other risks described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the SEC by Cutera.

All statements made in this Current Report on Form 8-K are made only as of the date of this report. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If Cutera updates one or more forward-looking statements, no inference should be drawn that it will make additional updates concerning those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUTERA, INC.

By:	/s/ Stuart Drummond
Stuart Drummond Interim Chief Financial Officer

Date: March 5, 2025